UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2012, T3 Motion, Inc. (“T-3” or the “Company”) entered into several agreements with Ki Nam pursuant to which Mr. Nam resigned from his positions as chief technology officer and chairman of the board of directors of the Company and assumed the role of chief executive officer of R3 Motion, Inc. (“R-3”), a wholly-owned subsidiary of T-3, and the parties agreed to certain voting, governance and equity participation provisions.

Term Sheet

On July 17, 2012, the Company and Ki Nam entered into a binding term sheet (the “Term Sheet”) setting forth the understandings of the parties with respect to R-3, including Mr. Nam’s role with this entity. Pursuant to the Term Sheet, Mr. Nam agreed to resign from his position as an officer, employee and chairman of the board of directors of the Company and become the chief executive officer of R-3. The Company agreed to pay Mr. Nam’s compensation until such time, if ever, as R-3 raises gross proceeds of at least $500,000, at which time R-3 would assume the payment obligations. The Company also agreed that within 45 days following the effective date, all of the members of its board, including Mr. Nam, would be appointed to serve as a members of the board of directors of R-3 until the Company owns less than 40% of the voting stock of R-3, at which time all of such directors, other than Mr. Nam, will tender their resignations to R-3.

The Term Sheet provides that the parties will negotiate in good faith to enter into a definitive agreement within 90 days after the effective date pursuant to which the Company will grant R-3 an exclusive license to all of its patents and other intellectual property that the Company deems necessary for the production of the R3 consumer vehicle (the “License Agreement”). The License Agreement will have an initial term of 18 months during which R-3 must achieve certain benchmarks to be negotiated by the parties, including ones relating to securing third party financing and development of a production plan. If the established benchmarks are achieved, the License Agreement will be extended for an additional 18-month period during which R-3 must achieve certain additional benchmarks, including those relating to the production and marketing of the R-3 vehicle. If the additional benchmarks are achieved, the license will become perpetual and the R-3 will become obligated to pay the Company a 2% royalty on sales of products under the License Agreement for a period of five years.

The Term Sheet also provides that the parties will enter into a definitive agreement within 60 days after the effective date granting R-3 the exclusive right to market and resell the Company’s products in the Republic of Korea.

The Term Sheet is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement

Effective July 17, 2012, R-3 and the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Nam that provides for a base salary of $190,000 and an annual discretionary bonus upon the attainment of certain performance goals to be established annually by R-3’s board of directors or compensation committee. The Employment Agreement has an initial term of two years, subject to automatic successive one year renewal periods unless either party provides notice of its decision not to renew upon the expiration of the then current term. In the event Mr. Nam’s employment is terminated by R3 by notice of non-renewal or if Mr. Nam resigns for good reason, as those terms are defined in the Employment Agreement, he is entitled to severance equal to his base salary and medical benefits for the longer of (i) the balance of the then current term or (ii) six months.

On July 17, 2012, Mr. Nam was granted an option to purchase 250,000 shares of the Company’s common stock under its 2010 Stock Incentive Plan at an exercise price equal to $0.72 per share, being the fair market value on such date. Twenty-five percent of the option will vest on the first year anniversary of the grant date with the balance vesting in 24 equal monthly installments thereafter, subject to acceleration upon a change in control of T-3, as defined in the Employment Agreement.

The Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Standstill Agreement

Effective July 17, 2012, the Company and its non-employee directors entered into a standstill agreement (the “Standstill Agreement”) with Mr. Nam for and on behalf of himself and entities and accounts that he controls directly or indirectly, or with respect to which he exercises voting discretion (collectively, his “Affiliates”) pursuant to which Mr. Nam agreed that for a period of 12 months from the effective date (the “Standstill Period”) neither he nor any of his Affiliates will, directly or indirectly, submit a shareholder proposal pertaining exclusively to the removal or election of directors from or to the T-3 board or solicit proxies for or support such a proposal. The Company has agreed that during the Standstill Period it will not amend certain provisions of the Company’s by-laws nor will it enter into an executive employment agreement with a term of more than two years without Mr. Nam’s consent. In addition, the Company has agreed to increase the size of its board from five members to seven and to fill the two vacancies created thereby with Rod Keller, Chief Executive Officer of T-3, and an independent person nominated by Mr. Nam.

The Standstill Agreement grants Mr. Nam the right, during the Standstill Period, to participate in any proposed issuances by the Company of equity or equity equivalent securities, other than registered or underwritten offerings and certain other exempt issuances, in an amount that would allow Mr. Nam to maintain his percentage of beneficial ownership of the then outstanding shares of the Company’s common stock on a fully-diluted basis.

The Standstill Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Press Release

A copy of the press release announcing the events and agreements described herein is attached to this Current Report on Form 8-K as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

10.1	Term Sheet dated July 17, 2012 between the Registrant and Ki Nam
10.2	Employment Agreement dated July 17, 2012 among the Registrant, R3 Motion, Inc. and Ki Nam
10.3	Standstill Agreement dated July 17, 2012
99.1	Press Release dated July 19, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: July 19, 2012	By:	/s/ Rod Keller
Name: Rod Keller
Title: Chief Executive Officer

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EXHIBIT INDEX

No.	Description

10.1	Term Sheet dated July 17, 2012 between the Registrant and Ki Nam
10.2	Employment Agreement dated July 17, 2012 among the Registrant, R3 Motion, Inc. and Ki Nam
10.3	Standstill Agreement dated July 17, 2012
99.1	Press Release dated July 19, 2012

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